As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1999 Broadway, Suite 3700 Denver, Colorado 80202 (303) 999-4400	77-0079387
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Davis O. O’Connor

1999 Broadway, Suite 3700

Denver, Colorado 80202

(303) 999-4400

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Kelly B. Rose

Baker Botts L.L.P.

One Shell Plaza, 910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Debt Securities (which may be senior or subordinated, convertible or non-convertible)
Preferred Stock, par value $0.01 per share
Class A Common Stock, par value $0.01 per share
Warrants
Total

(1)          An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee required in connection with this Registration Statement.

PROSPECTUS

BERRY PETROLEUM COMPANY

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

The following are types of securities that we may offer, issue and sell from time to time, together or separately: debt securities, which may be senior debt securities or subordinated debt securities and may be convertible; shares of our preferred stock; shares of our Class A Common Stock; and warrants to purchase debt or equity securities.

This prospectus contains summaries of the general terms of these securities. At the time of each offering, we will provide the specific terms, manner of offering and the initial public offering price of the securities in a supplement to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you decide to invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “BRY.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in any of our securities involves risks. You should consider carefully the risk factors described on page 4 of this prospectus and in the applicable prospectus supplement or any of the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated May 24, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”). By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the securities described in this prospectus. For further information about the securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” References in this prospectus to “we,” “our” or “us” refer to Berry Petroleum Company.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains more specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, any written communications from us or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the effectiveness of this registration statement and before the termination of the offering.

• Our Annual Report on Form 10-K for the year ended December 31, 2011;

• Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

• Our Current Reports on Form 8-K filed on January 5, 2012, February 28, 2012, March 9, 2012, March 9, 2012, April 11, 2012, April 17, 2012, May 21, 2012 and May 21, 2012;

• The description of our Class A Common Stock contained in our Registration Statement on Form 8-A which was declared effective by the Securities and Exchange Commission on or about October 20, 1987; and

• All other documents filed by us with the SEC under Sections 13 and 14 of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents that are not specifically incorporated by reference, at no cost to you, by writing or calling us at:

Berry Petroleum Company
Attn: Investor Relations
1999 Broadway, Suite 3700
Denver, Colorado 80202
(303) 999-4400

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available over the Internet at the SEC’s web site at http://www.sec.gov and at our web site at http://www.bry.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

This prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect the reports and other information we file with the SEC at:

NYSE Euronext

11 Wall Street, 5th Floor

New York, New York 10005

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements in this prospectus that are not historical facts are forward-looking statements that involve risks and uncertainties. Words such as “expect,” “could,” “would,” “may,” “believe,” “estimate,” “anticipate,” “intend,” “plans,” other forms of those words and others indicate forward-looking statements, but their absence does not mean that a statement is not forward-looking. A statement is forward-looking if the discussion involves strategy, beliefs, plans, targets, or intentions.

Forward-looking statements are made based on our management’s current expectations and beliefs concerning future developments and their potential effects upon us. Important factors which could affect actual results are discussed in detail in this prospectus and the documents incorporated by reference herein.

BERRY PETROLEUM COMPANY

We are an independent energy company engaged in the production, development, exploitation and acquisition of oil and natural gas. We were incorporated in Delaware in 1985. We have been publicly traded since 1987 and trace our roots in California oil production back to 1909. Since 2002, we have expanded our portfolio of assets through selective acquisitions driven by a consistent focus on properties with proved reserves and significant growth potential through low risk development. Our principal reserves and producing properties are located in California, Texas (the Permian and E. Texas), Utah (Uinta) and Colorado (Piceance).

Berry Petroleum Company is a Delaware corporation. Our corporate headquarters and principal executive offices are located at 1999 Broadway, Suite 3700, Denver, Colorado 80202, and our telephone number is (303) 999-4400.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in this prospectus and any prospectus supplement and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation by Reference,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratio of earnings to fixed charges for the three-month period ended March 31, 2012 and each of the years in the five-year period ended December 31, 2011.

	Three Months ended March 31,	Year ended December 31,
	2012	2011		2010	2009	2008	2007
Ratio of Earnings to Fixed Charges
Berry Petroleum Company	3.0x	—x	(1)	2.1x	1.5x	4.4x	6.0x

(1)           For the year ended December 31, 2011, earnings were deficient to cover fixed charges by $397.6 million, which was due primarily to a pre-tax, non-cash charge to earnings of $625.0 million related to the impairment of our E. Texas natural gas properties.

For purposes of this table, “earnings” consists of income before income taxes plus fixed charges and less capitalized interest. “Fixed charges” consists of interest expense and capitalized interest.

We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.

USE OF PROCEEDS

Unless we have indicated otherwise in the accompanying prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including, but not limited to, working capital, repayment or reduction of debt, capital expenditures, acquisitions of additional oil and natural gas properties or companies owning oil and natural gas properties and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The debt securities will either be senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, senior debt securities will be issued under a senior indenture dated June 15, 2006 among Berry Petroleum Company, as issuer, and Wells Fargo Bank, National Association, as trustee, and subordinated debt securities will be issued under a subordinated indenture dated June 15, 2006 among Berry Petroleum Company, as issuer, and Wells Fargo Bank, National Association, as trustee. The senior indenture and the form of the subordinated indenture are filed as exhibits to and are incorporated by reference in the registration statement of which this prospectus is a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Berry Petroleum Company. The senior debt securities will rank equally in right of payment with any of our other unsecured senior and unsubordinated debt. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured debt with respect to the assets securing that debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount or premium. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the preferred stock and is subject to and qualified in its entirety by reference to all the provisions of our Amended and Restated Certificate of Incorporation and the certificate of designation relating to the applicable series of preferred stock, copies of which are listed as exhibits to the registration statement of which this prospectus is a part, and the Delaware General Corporation Law. The certificate of designation is incorporated by reference in the registration statement.

Our Amended and Restated Certificate of Incorporation authorizes us to issue 2,000,000 shares of preferred stock, par value of $0.01 per share. As of May 24, 2012, no shares of preferred stock were outstanding. We may issue preferred stock from time to time in one or more classes or series with such rights and preferences, including voting, dividend and conversion rights and other terms, as our board of directors may establish without any further authorization by the shareholders.

The preferred stock that we may offer will be issued in one or more classes or series. The prospectus supplement relating to the particular class or series of preferred stock will describe the specific terms of the class or series, including:

• the designation and the number of shares offered;

• the amount of liquidation preference per share and any priority relative to any other class or series of preferred stock or common stock;

• the initial public offering price at which shares will be issued;

• the dividend rate (or method of calculation), the dates on which dividends will be payable and the dates from which dividends will commence to cumulate, if any;

• any redemption or sinking fund provisions;

• any conversion or exchange rights;

• any voting rights; and

• any other rights, preferences, privileges, qualifications, limitations and restrictions.

General

The holders of preferred stock will have no preemptive rights. Upon issuance against full payment of the purchase price, the preferred stock will be fully paid and non-assessable. Unless otherwise provided in the prospectus supplement relating to the particular class or series, the preferred stock will have the rights described below.

Dividends

The preferred stock will be preferred over any class or series of common stock as to payment of dividends. Before we can declare, pay or set apart for payment any dividends or distributions on the common stock, other than dividends or distributions payable in common stock, we will pay dividends to the holders of shares of each class and series of preferred stock entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the prospectus supplement. For each class or series of preferred stock, the dividends on each share of the class or series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Liquidation

The preferred stock will be preferred over the common stock as to asset distributions so that the holders of each class and series of preferred stock will be entitled to be paid the amount stated in the applicable prospectus supplement upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, unless otherwise described in a prospectus supplement, our entire remaining net assets will be distributed among the holders of each class and series of preferred stock in amounts proportional to the full amounts to which the holders of each class and series are entitled.

Redemption or Conversion

The shares of any class or series of preferred stock will be redeemable or will be convertible into shares of common stock or any other class or series of preferred stock to the extent described in the prospectus supplement relating to the series.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 100,000,000 shares of Class A Common Stock, par value $0.01 per share, and up to 3,000,000 shares of Class B Stock, par value $0.01 per share. As of May 14, 2012, there were 52,380,911 shares of Class A Common Stock and 1,763,866 shares of Class B Stock outstanding.

If we issue any common stock under this prospectus, we will issue shares of Class A Common Stock. This section summarizes the general terms of our Class A Common Stock and Class B Stock. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and market price, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are listed as exhibits to the registration statement of which this prospectus is a part, and the Delaware General Corporation Law.

General

Each share of Class A Common Stock and Class B Stock is entitled to one vote and 95% of one vote, respectively. Each share of Class B Stock is entitled to a $0.50 per share preference in the event of liquidation or dissolution. Further, each share of Class B Stock is convertible into one share of Class A Common Stock at the option of the holder. All shares of common stock have equal rights to participate in dividends. Stockholders have the right to vote their shares on a cumulative basis with respect to the election of directors. Shares of common stock carry no conversion rights, other than the right to convert shares of Class B Stock into Shares of Class A Common Stock, carry no preemptive or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and non-assessable. We may pay dividends on our common stock when, as and if declared by our board of directors. Dividends may be declared in the discretion of the board of directors from funds legally available, subject to any preferential rights with respect to our preferred stock and any restrictions under agreements related to our indebtedness.

The outstanding shares of Class A Common Stock are listed on the New York Stock Exchange and trade under the symbol “BRY.” The transfer agent, registrar and dividend disbursement agent for the common stock is Computershare.

Anti-Takeover Effects of Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws summarized below may have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, this section prevents certain Delaware companies, under certain circumstances, from engaging in a “business combination” with (1) a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (2) an affiliate of the company who is also an interested stockholder; or (3) an associate of the company who is also an interested stockholder, for three years following the date that the stockholder became an “interested stockholder.” A “business combination” includes a merger or sale of 10% or more of our assets.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors at, or bring other business before, an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 120 and not more than 210 days prior to the first anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders. If the annual meeting is more than 30 days before or more than 90 days after such anniversary date, the stockholder notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the meeting is made.

Authorized but Unissued Shares

Our Amended and Restated Certificate of Incorporation provides that our authorized but unissued shares of preferred stock are available for future issuance without stockholder approval and does not preclude the future issuance without stockholder approval of the authorized but unissued shares of our common stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Pursuant to the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation, certain provisions of our Amended and Restated Certificate of Incorporation, including those relating to the declaration of dividends, the number of directors, amending our bylaws and limitations on a director’s liability, may not be repealed or amended, in whole or in part, without the approval of at least 66 2/3% of our outstanding voting stock.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws permit our board of directors to adopt, amend and repeal our Amended and Restated Bylaws. They also provide that our Amended and Restated Bylaws can be amended by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock.

Supermajority Vote on Certain Matters

Our Amended and Restated Certificate of Incorporation generally provides that the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock is required to effect the following:

• any merger, consolidation or other business reorganization or combination of us or any of our subsidiaries with or into any other corporation;

• any sale, lease, exchange or other disposition of all or any substantial part of our or our subsidiaries’ assets; or

• any sale, lease, exchange or other disposition to us or any of our subsidiaries of any assets, cash securities or other property (except where the fair market value is less than $1,000,000) in exchange for our or any of our subsidiaries’ voting securities (or securities convertible into voting securities or options, warrants, or rights to acquire voting securities or securities convertible into voting securities), if the other party to such transaction is the beneficial owner, directly or indirectly, of 5% or more of our outstanding voting stock;

unless (i) our board of directors approved the transaction prior to the time that the other party thereto become the beneficial owner of more than 5% of our outstanding voting stock or (ii) a majority of the voting stock of such other corporation, or a majority of the equity interest in any such other person or entity, is owned by us.

DESCRIPTION OF WARRANTS

The following is a description of the general terms and provisions of the warrants. The particular terms of any series of warrants will be described in a prospectus supplement. If so indicated in a prospectus supplement, the terms of that series may differ from the terms set forth below.

General

We may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any debt securities, preferred stock or common stock and may be attached to or separate from the debt securities, preferred stock or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered including the following:

• the title of the warrants;

• the aggregate number of the warrants;

• the price or prices at which the warrants will be issued;

• the designation, aggregate principal amount, denominations and terms of the debt securities purchasable upon exercise of a warrant to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

• the designation, stated value, terms (including liquidation, dividend, conversion and voting rights), number of shares and purchase price per share of the class or series of preferred stock purchasable upon the exercise of warrants to purchase shares of preferred stock;

• the number of shares and the purchase price per share of common stock purchasable upon the exercise of warrants to purchase shares of common stock;

• if applicable, the date on and after which the warrants and the related securities will be separately transferable;

• the date on which the right to exercise the warrants will commence and the date on which the right will expire;

• if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

• information relating to book-entry procedures, if any;

• if applicable, a discussion of material United States federal income tax considerations; and

• any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

VALIDITY OF OFFERED SECURITIES

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by DeGolyer and MacNaughton, independent consulting petroleum engineers, and all such information has been so incorporated in reliance on the authority of such firm as experts regarding the matters contained in their report. Future estimates of oil and natural gas reserves and related information hereafter incorporated by reference in this prospectus and the registration statement will be incorporated in reliance upon the reports of the firm examining such oil and natural gas reserves and related information and upon the authority of that firm as experts regarding the matters contained in their reports, to the extent the firm has consented to the use of their reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of the fees and expenses expected to be incurred by Berry Petroleum Company in connection with offerings described in this registration statement.

SEC Registration Fee	$ *
Trustee Fees and Expenses	†
Printing and Engraving	†
Accounting Fees and Expenses	†
Rating Agency Fees and Expenses	†
Legal Fees and Expenses	†
Engineering Fees and Expenses	†
Miscellaneous	†
Total	$ †

*                 Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

†                  Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Berry Petroleum Company is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article 8 of the Amended and Restated Bylaws of Berry Petroleum Company permits indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to the Amended and Restated Bylaws of Berry Petroleum Company. Additionally, Berry Petroleum Company has acquired directors and officers insurance, which includes coverage for liability under the federal securities laws. Berry Petroleum Company has also entered into indemnification agreements with each of its directors and certain of its officers that provide contractual rights to indemnity and expense advancement and include related provisions meant to facilitate the indemnitees’ receipt of such benefits.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Section 9 of

Berry Petroleum Company’s Amended and Restated Certificate of Incorporation limits its directors liability to it or to its stockholders for monetary damages for breach of fiduciary to the fullest extent permitted by the DGCL.

The above discussion of Berry Petroleum Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and statutes.

Item 16.  Exhibits.

Exhibit Number	Description of Exhibit

1*	Form of Underwriting Agreement.

4.1

Amended and Restated Certificate of Incorporation of Berry Petroleum Company (incorporated by reference to Exhibit 3.1 to Berry Petroleum Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, File No. 1-09735).

4.2

Amended and Restated Bylaws of Berry Petroleum Company dated December 11, 2009 (incorporated by reference to Exhibit 3.1 to Berry Petroleum Company’s Current Report on Form 8-K filed on December 11, 2009, File No. 1-09735).

4.3

Indenture, dated June 15, 2006, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee, relating to subordinated debt securities (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 on June 15, 2006, File No. 333-135055).

4.4

First Supplemental Indenture, dated October 24, 2006, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Berry Petroleum Company’s Current Report on Form 8-K filed on October 26, 2006, File No. 1-09735).

4.5

Indenture, dated June 15, 2006 between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee, relating to senior debt securities (incorporated by reference to Exhibit 4.1 to Berry Petroleum Company’s Current Report on Form 8-K filed on May 29, 2009, File No. 1-09735).

4.6

First Supplemental Indenture, dated May 27, 2009, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Berry Petroleum Company’s Current Report on Form 8-K filed on May 29, 2009, File No. 1-09735).

4.7

Second Supplemental Indenture, dated November 1, 2010, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Berry Petroleum Company’s Current Report on Form 8-K filed on November 1, 2010, File No. 1-09735).

4.8

Third Supplemental Indenture, dated March 9, 2012, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Berry Petroleum Company’s Current Report on Form 8-K filed on March 9, 2012, File No. 1-09735).

4.9*	Form of Certificate of Designations of Preferred Stock.

4.10*	Form of Debt Warrant Agreement (including form of Debt Warrant Certificate).

4.11*	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate).

4.12*	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate).

5.1	Opinion of Baker Botts L.L.P.

12.1

Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Berry Petroleum Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, File No. 1-09735).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants.

23.2	Consent of DeGolyer and MacNaughton.

23.3	Consent of Baker Botts L.L.P. (set forth in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Registration Statement).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Subordinated Indenture.

25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Senior Indenture.

*                             To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

Item 17.  Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)                      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)                Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                      That, for purposes of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 24th day of May, 2012.

BERRY PETROLEUM COMPANY

/s/ DAVID D. WOLF
David D. Wolf
Executive Vice President and Chief Financial Officer

Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Robert F. Heinemann and Davis O. O’Connor, with full power of substitution, as his attorneys-in-fact to sign on his behalf individually and in the capacity stated below, all amendments and post-effective amendments to the Registration Statement, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and all amendments and post-effective amendments thereto, as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 24, 2012.

Name	Capacity	Date

/s/ MARTIN H. YOUNG, JR.	Chairman of the Board and Director	May 24, 2012
Martin H. Young, Jr.

/s/ ROBERT F. HEINEMANN	President, Chief Executive Officer	May 24, 2012
Robert F. Heinemann	(Principal Executive Officer) and Director

/s/ DAVID D. WOLF	Executive Vice President and	May 24, 2012
David D. Wolf	Chief Financial Officer
(Principal Financial Officer)

/s/ JAMIE L. WHEAT	Controller	May 24, 2012
Jamie L. Wheat	(Principal Accounting Officer)

/s/ RALPH B. BUSCH, III	Director	May 24, 2012
Ralph B. Busch, III

/s/ WILLIAM E. BUSH, JR.	Director	May 24, 2012
William E. Bush, Jr.

/s/ STEPHEN L. CROPPER	Director	May 24, 2012
Stephen L. Cropper

/s/ J. HERBERT GAUL, JR.	Director	May 24, 2012
J. Herbert Gaul, Jr.

/s/ STEPHEN J. HADDEN	Director	May 24, 2012
Stephen J. Hadden

/s/ THOMAS J. JAMIESON	Director	May 24, 2012
Thomas J. Jamieson

/s/ J. FRANK KELLER	Director	May 24, 2012
J. Frank Keller

/s/ MICHAEL S. REDDIN	Director	May 24, 2012
Michael S. Reddin